EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Network-1 Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-192811 and 333-186612 with respect to the consolidated financial statements of Network-1 Technologies, Inc. and subsidiary included in this Annual Report (Form 10-K) of Network-1 Technologies, Inc. and subsidiary for the year ended December 31, 2021.

/s/ FRIEDMAN LLP

New York, New York

March 30, 2022